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                                                                    EXHIBIT 10.1

                                OFFICE LEASE
                     200 CHISHOLM PLACE OFFICE BUILDING



THIS LEASE is entered into by and between Landlord and Tenant effective this 10th day of April, 1996.

                      SECTION 1. TERMS AND DEFINITIONS

The following terms as used herein shall have the meanings as set forth below:

A. "Landlord" means MERIT OFFICE PORTFOLIO LIMITED PARTNERSHIP and its successors and assigns.

B.               "Tenant" means HEARTLAND WIRELESS COMMUNICATIONS, INC.

C. "Building" means the building in which the Premises are located, which Building has approximately 49,497 square feet of Rentable Area and is located at 200 Chisholm Place, in the City of Plano, Texas.

D. "Project" means the Building and related Common Areas (defined below), located in the City of Plano, Texas, which Project is legally described on Exhibit A.

E. "Premises" means the second floor of the Building, containing approximately 24,103 square feet of Rentable Area, the exact Rentable Area in the Premises and the Building to be evidenced by the certificate of Landlord's architect upon the completion of the reconstruction of the shell of the Building, and the layout of which is more particularly shown on Exhibit B which shall be attached hereto and incorporated herein by this reference as if originally attached hereto upon the finalization of the space plan and approval by Landlord and Tenant. Upon the Lease Commencement Date, the Premises shall be known as Suite 200. The architect's certificate shall certify the Rentable and Usable Area within the Premises and the Building. If Tenant wants to contest any statement in the certificate it must give written notice to Landlord within ten (10) business days after receipt of the certificate.

F.               "Term" means eighty four (84) full calendar months.

G. "Lease Commencement Date" means the date of Substantial Completion of Landlord's Work as determined in accordance with Subsection III.B.; provided, however, to confirm the actual Lease Commencement Date, Landlord and Tenant shall execute and attach hereto as a new Exhibit E a Confirmation of Lease Dates, in form of that attached hereto as Exhibit E, which shall specify such Lease Commencement Date.

H. "Expiration Date" means the last day of the 84th full calendar month after the Lease Commencement Date, the specific date of which shall be confirmed in the execution and attachment of the Confirmation of Lease Dates as provided in Section I.G. above, unless the Term is earlier terminated or extended as provided herein in Section III.E. and Section III.F.

I. "Monthly Rental" means an amount equal to $ 16.00 per square foot of Rentable Area contained in the Premises, subject to adjustments as set forth in Section IV. B. below.

J. "Base Operating Expense" means the actual amount of Common Operating Costs (as defined in Section V below) for calendar year 1997.

K. "Security Deposit" means an amount equal to one (1) installment of Monthly Rental.



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L.               "Construction Allowance" means $17.00 per square foot of
         Rentable Area in the Premises.


M.               "Permitted Use" means general office use.

N.               "Broker" means Arledge/Power Real Estate Group.

0. "Landlord's Address for Notice" means 12700 Preston Road, Suite 230, Dallas, Texas 75230.

P. "Tenant's Address for Notice" means 903 N. Bowser, Suite 140, Richardson, Texas 75081, Attn: John Bailey, until Tenant has occupied the Premises, then it shall be the address of the Premises.

Q. "Rentable Area" means as calculated pursuant to the American National Standard sponsored by the Building Owners and Managers Association ("BOMA Standards").

                         SECTION II. PROPERTY LEASED

A. PREMISES Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises.

B. COMMON AREAS Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, to the non-exclusive use of all of the Common Areas as hereinafter defined.

C. MINOR VARIATIONS IN AREA The area of the Premises as determined in accordance with Section 1. E. is agreed to be the area of the Premises regardless of minor variations resulting from reconstruction of the Building and/or tenant improvements.

D. RIGHT OF FIRST REFUSAL Tenant shall have the right to lease (i) the northern section of the first floor in the east wing of the Building, and (ii) office space contained in the 400 Chisholm Building (herein so called) (collectively such additional space is hereinafter referred to as the "Expansion Space") according to the terms and conditions set forth below. As the Expansion Space becomes available after the expiration of the lease term first expiring after the Lease Commencement Date, Landlord shall not enter into a lease of such space except upon compliance with the following procedure:

         1. NOTICE TO TENANT At any time the Expansion Space or portion thereof becomes available for lease, and Landlord has agreed to a proposal which it will accept (the "Proposal") for the leasing of the Expansion Space or any portion thereof, Landlord shall give written notice to Tenant of such fact and, within two (2) business days after such notice, will also provide to Tenant a proposed copy of any amendment or new lease to be signed by Tenant to effect such addition. The amendment or the new lease, as appropriate, shall only amend the particular lease paragraphs or provisions which are affected, such as, Premises description, Monthly Rental, Tenant's Proportionate Share, parking and construction; provided, however, if buildout or other payments by Landlord as set forth in the Proposal are amortized over a term longer than the remainder of Term as contained herein, Tenant may elect to reduce such payments to that which could be amortized over the remaining Term of this Lease at the same amortizing rate or keep the same amount as in the Proposal but cause it to be amortized only over the remainder of the Term hereof. For example, if the Proposal called for a $50,000 payment to be amortized over a 5 year period, if only 4 years remains in the Term hereof, Tenant may elect to receive $10,000 and it shall be amortized at the same
         $40,000 rate over 4 years, or it may elect to receive $50,000, and such amount will be amortized at a higher amount over the 4 year term. Such notice shall set out the square footage and a summary of the terms

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         contained in the Proposal (including, without limitation, the Rentable area, the rent per square foot, the construction allowance and any rent or other concessions).

         2. ELECTION BY TENANT Tenant shall have a period of seven (7) business days after receipt of such notice from Landlord within which to give Landlord notice of Tenant's election to lease such space. If Tenant does not elect to lease such space within such time period, Landlord may lease such space to a third party on no more favorable terms as contained within the Proposal, provided, however, Tenant shall have a new Right of First Refusal with respect to such space if the space again becomes available during the Term of this Lease. To the extent there is a modification of the Proposal's financial terms or any other material terms of the Proposal, prior to any leasing, Landlord shall again reoffer the space to Tenant on such revised terms and Tenant shall have three (3) business days to elect whether or not it shall take such space on such revised terms.

         3. AMENDMENT TO LEASE If Tenant elects to lease such space, (or in the case of space within the 400 Chisholm Building, a new lease or an amendment thereto), Tenant shall have five (5) business days after the election, to execute and return the amendment or new lease, as appropriate, to Landlord. If the amendment or the new lease, as appropriate, is not executed and returned to Landlord within such time period, the Tenant shall be deemed to have executed the amendment or lease, as appropriate.

         4. TERMS OF LEASE AMENDMENT The rental rate for such additional space shall be the rate provided for in the Proposal. The lease term for such additional space shall commence on the date such space is available for occupancy by Tenant, provided Tenant does not unreasonably delay such occupancy, and such term shall continue until the later to occur of the expiration of the Term of the Lease or two
         (2) years after the date of such amendment or new lease. The lease terms and conditions for such additional space shall be the same as for the original Premises except for amendments or new lease described above; however, a termination under Subsection III.E. shall not act to terminate the Tenant's obligations for the Expansion Space unless Tenant has leased such space for at least two (2) years.

         5. SUBJECT TO OUTSTANDING COMMITMENTS The Right of First Refusal granted herein as to the 400 Chisholm Building shall be subject to the renewal options, expansion options, and/or preferential rights to lease, if any, held by the then current Tenant, if any, of such additional space or portion thereof, but any new tenants in the 400 Chisholm Building shall take subject to Tenant's rights as set forth herein.

         6. TRANSFER OF 400 CHISHOLM BUILDING Notwithstanding anything to the contrary, the Right of First Refusal shall terminate as to the 400 Chisholm Building if it is sold or transferred to a party not affiliated with Landlord unless the same or an affiliated party also acquires or has previously acquired the Building. Landlord covenants and agrees that it shall provide written notice of Tenant's rights with respect to such building to the transferee (a copy of such notice shall be sent to Tenant) if the right has not been terminated, and if Tenant, at any time, reasonably feels that proper notice has not been delivered, Tenant may record a memorandum of its Right of First Refusal in the appropriate deed records of Collin County, Texas.

         7. TERMINATION The Right of First Refusal granted herein shall terminate automatically and without notice if there is an uncured Event of Default or if Tenant has given the Termination Notice (as defined below) or if Tenant has vacated the Premises for a period of sixty (60) consecutive days. This Right of First Refusal shall not be exercised by any assignee (other than a Permitted Assignee, as hereafter defined) or sublessee of Tenant.

              SECTION III. COMMENCEMENT AND TERMINATION OF TERM
                         AND POSSESSION OF PREMISES

A. LEASE COMMENCEMENT DATE The Term of the Lease shall commence on the Lease Commencement Date (as extended only pursuant to Section III. C. below, if applicable), and shall continue, subject to earlier termination as provided herein, until the Expiration Date.




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B. COMPLETION OF TENANT IMPROVEMENTS AND POSSESSION OF PREMISES Upon execution of this Lease by the parties, Landlord shall proceed to complete the tenant improvements in the Premises described as "Landlord's Work" in the "Construction Work Letter" attached hereto and incorporated herein as Exhibit
C. At the time that Landlord believes that such work has been completed in substantial accordance with the plans, specifications and the Construction Work Letter, it shall notify Tenant thereof and Landlord, Tenant and Landlord's architect and contractor shall walk through and inspect the improvements. Other than for so called "punch-list" items that do not unreasonably interfere with occupancy, the Premises shall be considered substantially completed if they substantially conform to the approved construction drawings and are capable of being occupied for their intended purpose ("Substantial Completion"). If the Premises is not substantially completed, Landlord shall continue the work until it again notifies Tenant of its belief that substantial completion has occurred and the inspections shall again proceed. This procedure shall continue until substantial completion occurs, at which time, subject to Landlord's agreement to diligently continue to fix the punch-list matters, Tenant may take possession of the Premises. During the final thirty (30) days of the build-out prior to Substantial Completion, Tenant shall have the right to enter the Premises to perform pre-move-in work necessary to accommodate its occupancy. Tenant shall use its best efforts not to interfere with the work being carried on by Landlord's contractor; Tenants entry into the Premises shall be subject to all of the terms and conditions of this Lease (other than the payment of rents). Other than Tenant's trade fixtures, if any, all tenant improvements constructed in the Premises, whether by Landlord or by (or on behalf of) Tenant and whether at Landlord's or

C. TERMINATION FOR LACK OF SUBSTANTIAL COMPLETION. If Substantial Completion has not been achieved by July 15, 1996, Tenant has the option (a) to require Landlord to continue to work on the Premises until Substantial Completion is achieved and Tenant shall receive four (4) days of abatement of the Monthly Rental for each day of Landlord Delay beyond July 15, 1996 (cumulative of prior Landlord Delays), or (b) to terminate this Lease and obtain reimbursement from Landlord for all out-of-pocket expenses incurred with respect to the negotiation of the Lease and the build-out of the Premises as well as all other actual damages. For purposes hereof "Landlord Delays" are all delays other than "Tenant Delays" and "Force Majeure Delays". "Tenant Delays" are delays identified by Landlord as such within fifteen (15) days of their occurrence (they are waived if not so identified) which are caused by Tenant such as, but not limited to, delays in submitting documents required for construction of the tenant finish in the Premises, delays in change orders initiated by Tenant for matters other than those necessary to correct errors or deficiencies in the construction documents, delays directly attributable to the nonavailability or long lead procurement time for materials or equipment required by Tenant for the build-out of the Premises, delays directly attributable to interference by Tenant or Tenant's representatives with the construction of the improvements in the Premises. "Force Majeure Delays" are those delays which are identified by Landlord within fifteen (15) days of their occurrence (they are waived if not so identified) and which are directly caused by delays due to strikes, acts of God, or other causes not within the reasonable control of the Landlord or Landlord's contractor, but shall not include weather related delays, delays in equipment, material or personnel related to the build-out of the shell (including HVAC and elevator) of the Building.

D. ACCEPTANCE AND SUITABILITY During the thirty (30) day period following the Lease Commencement Date, Tenant may provide Landlord with one or more "punch-lists" which set forth any itemization of any known corrective work to be performed by Landlord with respect to the Landlord's Work as set forth in the Construction Work Letter; provided, however, that Tenant's obligation to pay Monthly Rental as provided below shall not be affected thereby. Subject to such "punch-lists", upon Tenant's occupancy of the Premises Tenant agrees that it accepts the Premises as being suitable for its use other than with respect to defects which are not reasonably discoverable by Tenant. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation with respect to the Premises or the Project, or with respect to the suitability of them to the conduct

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of Tenant's business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises or Project, except as specifically provided in this Lease.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS SET FORTH HEREIN, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF TENANTABILITY, FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE BUILDING OR THE IMPROVEMENTS IN THE PREMISES HAVE BEEN CONSTRUCTED IN A GOOD AND WORKMANLIKE MANNER.

E. EARLY TERMINATION Subject to its potential continuing obligations under Subsection 11.D. hereof, Effective at the end of the 60th full calendar month of the Term (the "Early Termination Date", which date shall be confirmed in the Confirmation of Lease Dates), Tenant shall be entitled to terminate this Lease effective as of the Early Termination Date. The following conditions (the "Termination Conditions") shall apply to such termination right:

                 1. Tenant shall have given prior written notice (the "Termination Notice") of Tenant's termination at least one hundred eighty (180) days before the Early Termination Date and an uncured Event of Default shall not be outstanding as of the date of such notice; provided, that Landlord shall use its reasonable, good faith efforts to remind Tenant not more than one (1) year in advance of the Early Termination Date that such election is nearing, but Landlord's failure to provide such notification shall not release Tenant from its timely notice requirements;

                 2. If, as of the Early Termination Date, an Event of Default by Tenant is then outstanding, Tenant's exercise of its right to terminate shall be rescinded and this Lease shall continue in full force and effect.

                 3. Tenant shall pay to Landlord on or before the Early Termination Date an amount equal to all Unrecouped Costs (defined below) which have not been amortized and paid through the Monthly Rent up to and including the 60th month incurred by Landlord in connection with this Lease; and

                 4. Tenant shall pay to Landlord an amount equal to one month of Monthly Rent which otherwise would have been due on the first day of the 61st month.

The failure of Tenant to meet any of the Termination Conditions shall be deemed as an irrevocable waiver of any termination rights of Tenant. Such termination rights shall not be assignable to any assignee (except to a Permitted Assignee) or sublessee. For purposes hereof, the term "Unrecouped Costs" shall mean the unamortized portion (principal only) of the hard costs of construction of the Tenant's improvements in the Premises (the Construction Allowance, other than the cost of Space Plans and Construction Documents as defined in Exhibit C) and that portion of commissions paid to the Broker which related to the last two
(2) years of the original Term. Amortization shall be deemed to have occurred as equal payments of principal over the original term of the Lease, plus interest at 10% per annum.

F. RENEWAL OPTIONS At the end of the original Term of this Lease, Tenant, but not any assignee (except for a Permitted Assignee) or subtenant of Tenant, shall have the right to renew this Lease for one (1) additional five (5) year term. The renewal of this Lease shall be in accordance with the terms and conditions set forth below. If an uncured Event of Default is outstanding as of the date of Tenant's giving its notice hereunder or at the expiration of the initial Term, Tenant cannot exercise its right to renew this Lease. The terms of this Lease during such renewal period shall continue, including adjustments to Monthly Rental pursuant to Section V, with the following exceptions:

                 1. Monthly Rental shall be based on ninety percent (90%) of the base monthly rental (exclusive of operating cost pass-throughs) as reasonably determined by the Landlord (the "Market Rate") for similar buildings in the area.

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                 2.       Base Operating Expense shall be calculated on actual
                 expenses for the year in which the Lease Term is renewed.

                 3. If Tenant desires to renew this Lease, Tenant will notify Landlord in writing of its intention to renew no later than one hundred eighty (180) days prior the expiration date of the original Term (the "Applicable Term"); provided, that Landlord shall use its reasonable, good faith efforts to remind Tenant not more than one (1) year in advance of the Expiration Date that such election is nearing but Landlord's failure to provide such notification shall not release Tenant from its timely notice requirement. After Tenant's notification, Landlord shall, within the next ten (10) business days provide Tenant with a copy of the proposed renewal agreement and shall notify Tenant in writing of the proposed renewal rate. Tenant shall, within the next ten (10) business days, notify Landlord in writing of its acceptance or rejection of the proposed rate and amendment (together with a notice by Tenant of its reasonable determination of the Market Rate in case of Tenant's rejection of Landlord's determination). If Landlord and Tenant are unable to agree upon the renewal rate, then the parties shall promptly appoint a mutually agreeable independent third party, commercial real estate broker, knowledgeable in the leasing of commercial real estate properties in the Plano area, to determine the Market Rate. Once determined by the third party, the term of this Lease shall be extended based upon the rental rate established by such third party, however, such rate shall not be greater than Landlord's determination nor less than Tenant's determination of the Market Rate. If Landlord and Tenant are unable to agree on a mutually acceptable broker, each of Landlord and Tenant shall select a commercial real estate broker who shall then meet and name a third commercial real estate broker with the same requirements as the original broker. This third broker shall establish the Market Rate.

                 4. If Tenant elects to renew the Lease, Landlord shall submit a finalized lease amendment to Tenant (substantially in the form already tendered to Tenant) within five (5) business days of Landlord's receipt of the option notice. Tenant shall have five (5) days after receipt of such amendment to execute and return same to Landlord; provided that if Tenant fails to return a signed amendment to Landlord, it shall be deemed to have executed the amendment tendered by Landlord. If Tenant falls to execute and return such amendment, the renewal option shall terminate automatically, and without further notice. The amendment shall only amend the particular lease paragraphs or provisions which are affected, such as Monthly Rental and commencement and termination dates.

                              SECTION IV. RENT

Commencing on the Lease Commencement Date (subject, however, to any modifications or adjustments specified hereinbelow), Tenant shall pay to Landlord, Rental during the entire Term in equal monthly installments (the "Monthly Rental") in the amount established in accordance with Section I.I, which sum shall be payable by Tenant on or before the first business day of each month, in advance, at the address specified for Landlord in Section I.O. above, or such other place as Landlord shall designate, without any prior demand therefor and without any abatement, deduction or setoff whatsoever, except as specifically set forth in this Lease. If the Lease Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated based on a daily basis based upon a thirty (30) day calendar month. To the extent that any portion of the Construction Allowance is unused by Tenant, the remaining funds in such allowance shall be divided evenly over the next twelve (12) months of Monthly Rent and used to reduce the Monthly Rent payment.

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                 SECTION V. REIMBURSEMENT OF COMMON EXPENSES

A.       DEFINITIONS:

                          1. "Common Areas" means the Building's interior common area, and all exterior areas, and space for the common or joint use and benefit of the tenants, their employees, agents, servants, suppliers, customers and other invitees, including, by way of illustration, but not limitation, retaining walls, fences, landscaped areas, parks, curbs, sidewalks, private roads, patios, and parking areas for the Chisholm Place Complex (those common parking areas and associated landscaping and lighting serving the Building, the 400 Chisholm Building and the building currently housing the Sony Theatre), all within the area defined in the site plan attached hereto as Exhibit "F".

                          2. "Taxes" shall mean all real property taxes, personal property taxes, improvement bonds, and other charges and assessments which are levied or assessed upon or with respect to the Building and the land on which the Building is located and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in the Building and used exclusively in connection with the operation of the Building and the land on which the Building is located, including any increase in such taxes, whether resulting from a reassessment of the value of the land or the Building or for any other reason, imposed by any governmental authority, and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes, any license fees, but shall not include any federal or state income tax, or any franchise, capital stock, estate, inheritance, succession, transfer and excess profit taxes imposed upon Landlord.

                          3. "Common Operating Costs" shall mean the aggregate of all actual, out-of-pocket costs and expenses payable by Landlord in connection with the operation and maintenance of the Premises, Building and Common Areas, including, but not limited to:

                          (a) the cost of landscaping, repaving, resurfacing, repairing, replacing, painting, lighting, cleaning, removing trash and similar items with respect to the Common Areas amortized, as appropriate, over the life of the improvement which is appropriately characterized as a capital improvement; (b) the total cost of compensation and benefits of on-site personnel and, to the extent their time is allocated to the Chisholm Place Complex, off-site personnel to implement the services referenced herein, but only to the extent that the numbers of personnel and the salary levels of such personnel are comparable with similar buildings in the north Piano market; (c) all Taxes; (d) the cost of insurance obtained by Landlord pursuant to Section XIV. below; (e) the cost of trash disposal service (less recycling income); (f) the cost of operating, repairing and maintaining life, safety systems, including, without limitation, sprinkler systems (but not to include the cost of installing any sprinkler system nor the cost of false alarms); (g) the cost of monitoring services within the common parking areas of the land on which the Building is located, including, without limitation, any monitoring or control devices used by Landlord in regulating such parking areas (installation of which can only be with Tenant's prior written consent such consent not to be unreasonably withheld) but Tenant shall not be required to pay for such installations on other parts of the Common Areas; (h) the cost of water, electricity, gas and any other utilities (but Landlord covenants that it shall not pass through any disproportionate utility costs from a large user and such billings shall not be included in the calculation of Common Operating Costs); (i) legal, accounting and consulting fees and expenses for the operation of the Building; (i) energy allocation, energy use surcharges, or environmental charges; (k) municipal inspection fees or charges; (1) the amount (but not in excess of a market fee) charged by any management firm contracted by Landlord to provide any or all of the foregoing services;


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                 but excluding therefrom:

                          (i) payments to the holder of any lien against the Building; (ii) expenses of leasing space in the Building; (iii) alterations for other tenants; (iv) non-arms-length or non-market payments; (v) depreciation; (vi) costs of repairs and replacements paid for by insurance, by the tenant or by other third parties; (vii) legal expenses in lease or collection matters; (viii) costs of compliance with hazardous waste and environmental laws; (ix) costs incurred for the benefit of a specific tenant; (x) losses due to uncollected rent or bad debts; (xi) costs related to structural repairs or replacements;
                          (xii) costs to correct construction defects; (xiii) repair or other work necessitated by fire, casualty or condemnation; and (xiv) fines due to Landlord's violation of applicable laws, rules, statutes, ordinances or regulations.

         The computation of Common Operating Costs shall be made in accordance with generally accepted accounting principles. In the event during all or any portion of any calendar year the Building is not at least ninety-five percent (95%) rented and occupied, Landlord may elect (and, with respect to determining the Base Operating Expense, shall elect) to make an appropriate adjustment to the Common Operating Costs for such year, employing sound accounting and management principles, to determine the Common Operating Costs that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied and the amount so determined shall be deemed to have been the Common Operating Costs for such year.

                          4. "Tenant's Proportionate Share" means the quotient obtained by dividing the Rentable Area within the Premises by the Rentable Area of the Building for those matters specifically related to the Building and means the quotient obtained by dividing the Rentable Area of the Premises by the Rentable Area of the buildings within the Chisholm Place Complex for those matters dealing with Common Areas other than that contained within any building in the Chisholm Place Complex.

B. REIMBURSEMENT By no later than December 1 of each year, Landlord shall deliver to Tenant a reasonable estimate of the anticipated Common Operating Costs for the forthcoming calendar year. Tenant shall pay to Landlord, as additional rental, commencing on January 1, 1998, and continuing on the first business day of each calendar month thereafter, an amount equal to one-twelfth (1/12th) of the product obtained by multiplying (1) the difference between the then estimated Common Operating Costs minus the Base Operating Expense, times (2) Tenant's Proportionate Share; provided, however, that such amount shall not be less than zero dollars ($0). The estimated monthly charge for Tenant's Proportionate Share may be adjusted periodically by Landlord during the calendar year on the basis of Landlord's reasonably anticipated costs; provided, however, if it appears that too much is being collected by Landlord with respect to the anticipated costs, Landlord shall adjust the amount payable by Tenant to reduce it to a more appropriate level. The cost (amortized over the useful life), without interest, of any major expenditure by Landlord (e.g. resurfacing of parking areas, painting buildings, refurbishing landscaping or walkways and similar items) during the year which was not included in determining the estimated Common Operating Costs, may be billed separately to Tenant according to Tenant's Proportionate Share, but Tenant shall not be required to pay more than its share of the monthly amortizing installment. If the full amount has not been amortized at the expiration or termination of this Lease, no further payments therefore are due by Tenant.

C. REBATE OR ADDITIONAL CHARGES By no later than March 15 of each year, Landlord shall furnish to Tenant a statement showing the total Common Operating Costs and Tenant's Proportionate Share of the Common Operating Costs for the calendar year just ended. If the amount of estimated Common Operating Costs paid by Tenant for any year during the Term exceeds the actual Common Operating Costs for such year, such excess shall be paid to Tenant within thirty (30) days after delivery of such statement (acceptance of such funds by Tenant

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
shall not waive its right to timely dispute the calculation). If the estimated Common Operating Costs for such year were less than the actual Common Operating Costs for such year, then Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of Landlord's statement, as additional rent, Tenant's Proportionate Share of the amount by which the actual Common Operating Costs exceeds the estimated Common Operating Costs. In the event the Term of this Lease expires, or this Lease is otherwise terminated, Landlord shall compute the credit or deficiency up to the date the Lease expired or was terminated and may apply any credit due Tenant to any outstanding amounts due by Tenant hereunder at that time. If Tenant disputes any portion of the calculation, it may, within six (6) months after the date of the statement, commence and diligently pursue the audit of Landlord's books and records in order to verify the accuracy of any part or the make-up of any part of the calculation. If the audit discloses that Tenant's Proportionate Share of the Common Operating Costs was over or understated by more than five percent (5%), Landlord shall reimburse Tenant for the cost of the audit within ten (10) days and, based upon such audit, Landlord shall refund additional sums to Tenant, or Tenant shall make additional payments to Landlord.

D. CONTROL OF COMMON AREAS Landlord shall have the sole and exclusive control of the Common Areas, as well as the right to make changes to the Common Areas. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Areas by unauthorized persons, (b) utilize from time to time any portion of the Common Areas for promotional and related matters which do not detract from the business atmosphere of the Building or unreasonably interfere with the conduct of Tenant's business, (c) temporarily close any portion of the Common Areas for repairs, improvements or alterations, and (d) change the shape and size of the Common Areas or change the location of improvements within the Common Areas, including, without limitation, parking areas, roadways and curb cuts; provided, that Landlord shall not allow parking adjacent to the curb directly in front of the Building.

                        SECTION VI. SECURITY DEPOSIT

Upon Tenant's occupancy of the Premises, Tenant shall deposit with Landlord the Security Deposit, and it shall be held for Landlord as security for the performance by Tenant of all terms, covenants and conditions of this Lease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent or the obligation to repair and maintain the Premises or to perform any other term, covenant or condition contained herein, Landlord may (but shall not be required to), without prejudice to any other remedy provided herein or provided by law and without notice to Tenant, use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall, within thirty (30) days after demand, pay to Landlord a sum equivalent to the portion of the Security Deposit so expended or applied by Landlord as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Landlord. Although the Security Deposit shall be deemed the property of Landlord, if an Event of Default is not outstanding as to Tenant's obligations under the Lease, Landlord shall return the Security Deposit to Tenant after Tenant complies with any post expiration or termination obligations. Landlord shall not be required to keep the Security Deposit separate from its general funds and Landlord, not Tenant, shall be entitled to all interest, if any, accruing on any such deposit. Upon any sale or transfer of its interest in the Building, Landlord shall transfer the Security Deposit to its successor in interest and thereupon, and, upon the successor's assumption of the terms and conditions of the Lease, Landlord shall be released from any liability or obligation with respect thereto.

                         SECTION VII. TENANT'S TAXES

Subject to Tenant's right to contest the imposition or amount thereof in good faith but only so long as no lien is placed on the Premises, or the Building, or other assets of Landlord, Tenant shall be liable for any tax (now or hereafter imposed by any governmental entity) applicable to or measured by or on the rents or any other charges payable by Tenant hereunder, including, (but not limited to) any gross income tax, gross receipts tax or excise

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
tax with respect to the receipt of such rent or Tenant's income as well as other charges for the possession, operation, use or occupancy of the Premises, but not including any net income, franchise, capital stock, estate or inheritance taxes of the Landlord. If any such tax is required to be paid to the governmental taxing entity directly by Landlord, then Landlord shall pay the amount due and, within thirty (30) days after demand, shall be fully reimbursed by Tenant for such payment. Tenant shall also be liable for all taxes levied against the leasehold held by Tenant or against any personal property, leasehold improvements, additions, alterations and fixtures placed by or for Tenant in, on or about the Premises, Building and Project or constructed by Landlord for Tenant in the Premises; and if any such taxes are levied against Landlord or Landlord's property, or if the assessed value of such property is increased (whether by special assessment or otherwise) by the inclusion therein of value placed on such leasehold, personal property, leasehold improvements, additions, alterations and fixtures, and such increase is specifically itemized by the taxing authority, and Landlord pays any such taxes (which Landlord shall have the right to do regardless of the validity thereon, Tenant, within thirty (30) days after demand, shall fully reimburse Landlord for the taxes so paid by Landlord or for the proportion of such taxes resulting from such increase in any assessment.

                        SECTION VIII. USE OF PREMISES

A. PERMITTED USES Tenant shall use the Premises and Common Areas solely for the Permitted Use specified in subsection I.M. above, and for no other use (Landlord also covenants and agrees that it shall not lease any other portion of the Building other than for general office use). Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for any such use. Tenant shall not do or permit anything to be done in or about the Premises and Common Areas which will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Project or injure or unreasonably annoy them or use or allow the Premises to be used for any immoral or unlawful purpose (although such allegation shall be subject to being contested in good faith by Tenant), nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises and Common Areas. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and Common Areas. Tenant shall not do or permit anything to be done in or about the Premises and Common Areas which may render the insurance thereon void or increase the insurance risk thereon. If an increase in any fire and extended coverage insurance premiums paid by Landlord for the Building and Project is caused by Tenant's use and occupancy of the Premises, then Tenant shall pay as additional rental the amount of such increase to Landlord.

B. COMPLIANCE WITH LAWS Tenant shall not use the Premises, Building, Project or Common Areas in any way (or permit or suffer anything to be done in or about the same) which will conflict with any law, statute, ordinance or governmental rule or regulation or any covenant, condition or restriction (whether or not of public record) affecting the Premises, Project or Building, now in force or which may hereafter be enacted or promulgated including, but not limited to, the provisions of any city or county zoning codes regulating the use thereof; provided, however, Tenant's actions shall not be deemed in violation of any private covenant, condition or restriction unless Tenant has received written notice of such covenant, condition or restriction and a reasonable time, not exceeding that provided in the notice received by Landlord, in which to modify its operations. Tenant shall, at its sole cost and expense (subject, again, to its right to contest in good faith the imposition but only so long as no lien is placed on the Premises, or the Building, or other assets of Landlord), promptly comply with (a) all laws, statutes, ordinances, and governmental rules and regulations, now in force or which may hereafter be in force which affect Tenant's operations--Tenant not being required to comply with those matters affecting the Building or Common Area in general, all of which shall be at Landlord's expense, and (b) all requirements, now in force or which may hereafter be in force, of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting Tenant's use or occupancy of the Premises, rather than the use or occupancy of the Building in general, which shall be the responsibility of Landlord (but subject to reimbursement by Tenant as specifically provided herein). The final, non-appealed judgment of any court of competent jurisdiction or the admission in writing by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, governmental rule or regulation or any requirement, covenant, condition

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
or restriction shall be conclusive of the fact as between Landlord and Tenant. Tenant agrees to fully indemnify Landlord against any damages arising as a result of a breach of the provisions of this Subsection VIII. B. by Tenant, and against all actual costs, expenses, fines or other charges arising therefrom, including, without limitation, reasonable attorneys' fees and related costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or earlier termination of this Lease for the statue of limitations applicable to such event.

C. HAZARDOUS MATERIAL Tenant shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept, or used in or about the Premises, Building or Project by Tenant, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, stored and disposed of in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises, Building and Project). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises, Building or Project caused by Tenant or by any subtenant, agent, employee, contractor or invitee results in contamination of the Premises, the Building or the Project, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, the Building or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building or the Project, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, actual, out-of-pocket costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material in, on or about the Premises, Building or Project caused by Tenant or by any subtenant, agent, employee, contractor or invitee results in any contamination of the Premises, the Building or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, the Building or the Project to the condition existing prior to the introduction of any such Hazardous Material thereto; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, Building or Project or exposes Landlord to any liability therefor and such actions are undertaken in accordance with all applicable laws, rules and regulations and accepted industry practices. "Hazardous Material" is used in this Subsection VIII.C in its broadest sense and shall mean any petroleum based products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance affecting the Premises, Building or Project presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, including but not limited to the following statutes: Resource Conservation and Recovery Act of 1976, 42 U.S.C. @ 6901 et seq.; Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 40 U.S.C. @ 1801 et seq.; Clean Air Act, 42 U.S.C. @ 7401-7626; Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C. @ 1251 et seq.; Insecticide, Fungicide, and Rodenticide Act (Pesticide Act of 1987), 7 U.S.C. @ 135 et seq.; Toxic Substances Control Act, 15 U.S.C. @ 2601 et seq.; Safe Drinking Water Act, 42 U.S.C. @ 300(f) et seq.; National Environmental Policy Act (NEPA) 42 U.S.C. @ 4321 et seq.; and Refuse Act of 1899, 33 U.S.C. @ 407 et seq., but it does not include those Hazardous Materials in quantities which are not in violation of the respective laws and which are used in the ordinary course of general office use.

D. LANDLORD'S RULES AND REGULATIONS Tenant shall, and Tenant agrees to use its good faith efforts to cause its agents, servants, employees, invitees, and licensees to observe and comply

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
fully and faithfully with the rules and regulations attached hereto as Exhibit D or such reasonable rules and regulations which may hereafter be adopted by Landlord (the "Rules") for the care, protection, cleanliness, and operation of the Premises, Building and Project, and any reasonable modifications or additions to the Rules adopted by Landlord which do not adversely change any material portion of the terms and conditions of this Lease. Landlord shall seek to enforce the Rules and Regulations in a uniform manner, but Landlord shall not be responsible to Tenant for failure of any other tenant or occupant of the Building or Project to observe or comply with any of the Rules.

                      SECTION IX. SERVICE AND UTILITIES

A. STANDARD BUILDING SERVICES AND REIMBURSEMENT BY TENANT Landlord agrees to furnish to the Premises, between the hours of 7:00 a.m. and 7:00 p.m. on Monday through Friday and between 8:00 a.m. and 1:00 p.m. on Saturday (legal holidays excepted), heat and air conditioning (hereinafter "HVAC") which HVAC Landlord shall use all good faith efforts to maintain balanced within the Premises, elevator service, water, and electricity and janitorial service, required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises for general office purposes and at a level which is usual and customary in similar office buildings in the area where the Project is located, all of which shall be subject to the Rules of the Building as well as any governmental requirements or standards relating to, among other things, energy conservation. The cost of such utilities and services is included in Tenant's Base Operating Expense. Tenant shall be required to pay to Landlord, as additional rent, $30.00 per hour per floor for HVAC usage beyond the above schedule of hours provided (however, such hourly rate is to be divided evenly between the number of zones on the floor and Tenant shall be charged for zones activated); if Tenant, subsequent to its initial occupancy, requires additional cooling or electrical capacity, it shall notify Landlord thereof and after installation of the system (which shall be at Tenant's expense), appropriate adjustments shall be made in the Base Operating Expense and the after hours charge. The hourly charge may be reviewed annually in January of each year and adjusted to more accurately reflect the cost of providing the after-hours service; however, the hourly charge shall not be increased by more than ten percent (10%) in any year without the express, written consent of Tenant, except with respect to pass-through costs related to matters which are not controllable by Landlord or Landlord's agents, such as, but not limited to, the cost of electricity.

B. LIMITATION ON LANDLORD'S OBLIGATIONS Landlord shall not be in breach of its obligations under this Section unless Landlord fails to provide the services, make any repairs or perform maintenance which it is obligated to provide or perform hereunder and such failure persists for thirty (30) days [except in the event of an emergency when such time period is reduced to two (2) days] after written notice of a need for such services, repairs or maintenance is given to Landlord by Tenant. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, brownouts, blackouts, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Tenant; provided, however, if Tenant is unable to reasonably conduct its business within the Premises for a period of two (2) consecutive calendar days after the commencement of any interruption or Landlord's failure to make the repair or perform the maintenance after notice from Tenant, as its sole remedy, if the cause is not the result of Landlord's default, abate all rent for the unusable portion of the Premises until that portion is again usable by Tenant. If the abatement period extends beyond thirty (30) consecutive calendar days Tenant may as its sole remedy, if the cause is not the result of Landlord's default, by providing written notice to Landlord, terminate this Lease. If such interruptions or failures are caused by Landlord's default, Tenant retains all remedies against Landlord, including abatement and termination as set forth herein. Except in the case of Landlord's negligence or misconduct, Landlord shall not be liable under any circumstances for loss or injury to property or business, however occurring, through or in connection with or incidental to Landlord's failure to furnish any of said service or utilities.

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
C. EXCESS SERVICE Tenant shall not, without the written consent of Landlord, such consent not to be unreasonably withheld or delayed, use any apparatus or device on the Premises which, together with other apparatus or devices, uses more than the engineered utility load for the Premises. The excess cost for such utility shall be established by an estimate made by a utility company or independent engineer hired by Landlord at Tenant's expense and Tenant shall pay such excess costs each month with the Monthly Rental.

D. SECURITY SERVICES In addition to any security devices, monitors or services which Tenant has placed within the Premises, (through which Tenant shall provide a method of access to Landlord, its agents and contractors), certain security measures (both by electronic equipment and personnel) may be provided by Landlord in connection with the Building and Common Areas. However, Tenant hereby acknowledges that such security is intended to be only for the benefit of the Landlord in protecting its property from fire, theft, vandalism and similar perils and while certain incidental benefits may accrue to the Tenant therefrom, such security is not for the purpose of protecting either the property of Tenant or the safety of its officers, employees, servants or invitees. By providing such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom.

                     SECTION X. MAINTENANCE AND REPAIRS

A. LANDLORD'S OBLIGATIONS Except for special or non-standard systems and equipment installed for Tenant's exclusive use, Landlord shall keep in good condition and repair, at Landlord's cost and expense (subject to reimbursement by Tenant of its pro rata share of such cost and expense, pursuant to Section
V. above), HVAC, plumbing, electrical and mechanical systems which service the Premises as well as other areas within the Building together with other Common Area improvements. At Landlord's sole cost and expense, it shall keep in good condition and repair, the foundations, exterior walls, structural condition of interior bearing walls, window glass, plate glass, lobby doors, and roof of the Premises and Building. Except if the other tenant defaults therein and repairs are necessary to maintain the health, safety, welfare and tenantability of the Building, Landlord shall not be required to make any repairs that are the obligation of any other tenant or occupant within the Building or Project. Landlord shall not be required to make any repairs for damage caused by any intentional act or omission of Tenant or any person claiming through or under Tenant or any of Tenant's employees, agents, contractors and invitees, in which event Tenant shall repair such damage at its sole cost and expense but Landlord shall make repairs for damage caused by Tenant's negligent acts to the extent it receives insurance proceeds therefor with Tenant paying any deductible of $25,000 or less. Landlord shall not be liable for and there shall be no abatement of rent with respect to, any injury to or interference with Tenant's business arising from any repair, maintenance, alteration or improvement in and to any portion of the Project, Building or the Premises so long as (a) Landlord uses its reasonable efforts to minimize the disruption with Tenant's business, and (b) more than seventy percent (70%) is usable for the conducting of Tenant's business. If Landlord fails to commence any required repairs within thirty (30) days (or in the case of an emergency, within two (2) days) after written notice thereof from Tenant or thereafter fails to diligently continue with such repairs, Tenant may cause such repairs to be made at Landlord's expense or at its own expense which, if unpaid by Landlord within ten (10) days after demand, may be offset against Monthly Rents next coming due.

B. TENANT'S OBLIGATIONS Tenant shall, at its sole cost and expense, make all repairs and replacements as and when Landlord reasonably deems necessary to preserve in good working order and condition the Premises and every part thereof, including, without limitation, plumbing within the Premises, special or supplementary HVAC, electrical and lighting systems located within the Premises and installed for the exclusive use of the Premises and all other non-standard utility facilities and systems exclusively serving the Premises, and all fixtures, interior walls, interior surfaces of exterior walls, ceilings, interior windows, doors, cabinets, carpeting and other floor coverings located within the Premises. Except to the extent that Landlord has waived its rights of subrogation against Tenant, Tenant shall, at its sole cost and expense, make all repairs to the Premises, Building and Project which are required, in the

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
reasonable opinion of Landlord, as a result of any misuse, neglect, negligent or intentional act or omission committed by Tenant or by any employee, agent, contractor or invitee of Tenant.

C. LANDLORD'S RIGHT TO MAKE REPAIRS In the event that Tenant falls to maintain the Premises, Building and Project in good order, condition and repair as required by this Lease, then, following written notification to Tenant, and Tenant's failure to diligently commence to cure such matter within thirty (30) days (or in the case of an emergency, within two (2) days) after written notice thereof from Landlord or thereafter fails to diligently continue with such repairs, Landlord shall have the right, but not the obligation, to enter the Premises and to do such acts and expend such funds at the expense of Tenant as are required to place the Premises, Building and Project in good order, condition and repair. Any reasonable, out-of-pocket amount so expended by Landlord shall be paid by Tenant within thirty (30) days after demand. Except for negligence of Landlord or Landlord's employees or contractors, Landlord shall have no liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, equipment, furniture or other property or for any inconvenience or interference with the use of the Premises by Tenant resulting from Landlord's performance of such maintenance or repair work.

D. CONDITION OF PREMISES UPON SURRENDER Except as otherwise provided in
Sections XVIII. and XIX. below, Tenant shall, upon the expiration or earlier termination of the Term, surrender the Premises to Landlord in the same condition as on the date Tenant took possession, broom clean, reasonable wear and tear and loss by casualty excepted. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, shall be and remain the property of Landlord. Any furnishings and personal property of Tenant located in the Premises, whether the property of Tenant or leased by Tenant (including the fixtures, improvements and other items agreed, in writing, by Landlord to belong to the Tenant as provided in the preceding sentence), shall be and remain the property of Tenant and shall be removed by Tenant at Tenant's sole cost and expense at the expiration of the Term. Tenant shall promptly repair any damage to the Premises or the Building resulting from such removal. Any of Tenant's property not removed from the Premises within ten (10) days after the expiration of the Term shall, at Landlord's option, either become the property of Landlord or may be removed by Landlord and Tenant shall pay to Landlord the cost of such removal within ten (10) days after delivery of a bill therefor.
Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant at Tenant's expense.

                        SECTION XI. ENTRY BY LANDLORD

Landlord reserves and shall have the right to enter the Premises at reasonable times upon providing at least 24 hours prior oral notice to Tenant (except in the case of an emergency) to inspect the same to determine whether Tenant is complying with its obligations hereunder; to exhibit the Premises, upon reasonable notice to Tenant, to prospective purchasers, mortgagees or, during the last six (6) months of the Term, tenants; to post notices of nonresponsibility; and, so long as Landlord does not unreasonably interfere with the conduct of Tenant's business, to alter, improve or repair the Premises and any portion of the Building and Project, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures that are reasonably required by the character of the work to be performed by Landlord. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key and other means of access through security devices with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in the event of an emergency. Any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

           SECTION XII. ALTERATIONS, ADDITIONS AND TRADE FIXTURES

Tenant shall not make any alterations, additions or improvements to the structure of the Building or the Premises or the roof of the Building or which exceed $5,000 and are made to or are related to the Premises (hereafter "Alterations"), without Landlord's prior written consent. In order to obtain Landlord's consent, which consent shall not be unreasonably withheld, Tenant shall submit such information as Landlord may reasonably require, including, without limitation, (i) plans and specifications, if appropriate, (ii) permits and licenses, (iii) evidence of insurance coverage in such types and amounts and from such insurers as Landlord deems satisfactory, and (iv) the proposed contractors. All Alterations or other improvements to the Premises shall be done in a good workmanlike manner by qualified and licensed contractors or mechanics. In no event shall any Alterations affect the structure of the Building or its exterior appearance without Landlord's prior written consent. All Alterations made by or for Tenant (other than Tenant's moveable trade fixtures), shall, unless Landlord expressly agrees otherwise in writing, at termination become the property of Landlord, without compensation to Tenant, but Landlord has no obligation to repair, maintain or insure those Alterations. Carpeting, shelving and cabinetry are considered improvements of the Premises and not movable trade fixtures, regardless of how or where affixed. No Alterations will be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term, and they shall be surrendered as a part of the Premises. Tenant may request at the time of submission to Landlord of Tenant's information in connection with a proposed Alteration, that Landlord designate which Tenant improvements resulting from the Alteration are subject to removal at the end of the Term. In the absence of such a request, at Landlord's discretion, Alterations are subject to removal in accordance with the provisions of this Lease. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, cost, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant. Landlord shall have the right at all times to post on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and the Project, and any other party having an interest therein, from mechanics' and materialmen's liens. Tenant shall give to Landlord written notice of the commencement of any construction in or on the Premises prior to its anticipated date. Prior to the commencement of any construction of Alterations, Landlord shall be furnished certificates of insurance, naming Landlord as an additional insured, evidencing that each contractor performing work has insurance reasonably acceptable to Landlord including but not limited to general liability insurance in amount reasonably required by Landlord.

                         SECTION XIII. MECHANIC'S LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant. In the event that Tenant shall not, within thirty
(30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All such paid and all expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant within thirty (30) days after demand.


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
              SECTION XIV. INSURANCE AND WAIVER OF SUBROGATION

A. TENANT During the Term hereof, Tenant shall keep in full force and effect the following insurance and shall provide appropriate insurance certificates to Landlord prior to the Lease Commencement Date and annually thereafter before the expiration of each policy:

         1. Commercial general liability insurance for the benefit of Tenant and Landlord as named insured, with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence, against claims for personal injury liability including, without limitation, bodily injury, death or property damage liability and covering (i) the business(es) operated by Tenant and by any subtenant of Tenant on the Premises, (ii) operations of independent contractors engaged by Tenant for construction on or about the Premises, and (iii) contractual liability; and

         2. Fire, extended coverage, and vandalism and malicious mischief insurance, insuring the personal property, furniture, furnishings and fixtures belonging to Tenant located on the Premises for not less than one hundred percent (100%) of the actual replacement value thereof.

Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least ten (10) days prior written notice of any material change, non-renewal or cancellation of the policy. The required coverages shall be identified in a Standard Accord Certificate of Insurance showing Tenant as an insured, Landlord and, if requested, Landlord's mortgagee as additional insureds, and detailing the coverages of Tenant's insurance program. The liability limits of the above described insurance policies shall in no matter limit the liability of Tenant under the terms of Section XV. below. If Tenant fails to maintain and secure the insurance coverage required under this Section XIV., then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant on demand.

B. LANDLORD During the Term hereof, Landlord shall keep in full force and effect the following insurance:

         1. Fire, extended coverage and vandalism and malicious mischief insurance insuring the Building, in an amount not less than 80% (or such greater percentage as may be required by law) of the full replacement cost thereof; and

         2. Commercial general liability insurance for the benefit of Landlord and Tenant as named insured, with a limit of not less than One Million Dollars ($ 1,000,000.00) combined single limit per occurrence, against claims for personal injury liability including, without limitation, bodily injury, death or property damage liability and covering (i) operations of independent contractors engaged by Landlord, and (ii) contractual liability.

All insurance policies shall be issued in the names of Landlord and Landlord's lender, and any other party reasonably designated by Landlord as an additional insured, as their interests appear and shall be evidenced by a Standard Accord Certificate of Insurance issued to Tenant. The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord's interest in the Premises, Building, and Project, or to any other party reasonably designated by Landlord as an additional insured, as their interests shall appear. All insurance premiums for Landlord's insurance shall be included in Common Operating Costs, as described in Section V. above.

C. WAIVER OF SUBROGATION Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto, or anyone claiming through or under

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
them, by way of subrogation or otherwise, during the Term, for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by fire and extended coverage insurance policies. Said waivers shall be in addition to, and not in limitation of, any other waiver or release contained in this Lease. If necessary, each party agrees to provide immediate written notice to their respective insurer(s) of this waiver.

                            SECTION XV. INDEMNITY

A. TENANT'S INDEMNITY Tenant shall indemnify, defend and save Landlord and its partners, officers, directors, employees and agents harmless from all death, bodily injury, loss, claims or actual damage to any person or property (other than for a claim that can be covered by the standard form of "broad form" property policies, with vandalism and malicious mischief endorsements) arising out of any breach by Tenant of an express warranty or representation contained in this Lease or the failure of Tenant to comply with any term or provisions of this Lease or caused by the negligence or intentional torts of Tenant, its agents, employees contractors or invitees ("Tenant's Acts"), except to the extent caused by the negligence or intentional torts of the Landlord, its agents, employees contractors or invitees ("Landlord's Acts"). If death, bodily injury, loss, claims, or actual damage to any person or property is the result of Landlord's Acts and Tenant's Acts jointly, Tenant's indemnity set forth in this Subsection is in proportion to its allocable share of the joint negligence or intentional tort.

B. LANDLORD'S INDEMNITY Landlord shall indemnify, defend and save Tenant and its partners, officers, directors, employees and agents harmless from all death, bodily injury, loss, claims or actual damage to any person or property arising (other than for a claim that can be covered by the standard form of "broad form" property policies, with vandalism and malicious mischief endorsements) out of any breach by Landlord of an express warranty or representation contained in this Lease or the failure of Landlord to comply with any term or provisions of this Lease or caused by Landlord's Acts, except to the extent caused by Tenant's Acts. If death, bodily injury, loss, claims, or actual damage to any person or property is the result of Tenant's Acts and Landlord's Acts jointly, Landlord's indemnity set forth in this Subsection is in proportion to its allocable share of the joint negligence or intentional tort.

C. SURVIVAL The provisions of this Section shall survive the expiration or termination of this Lease.

              SECTION XVI. ASSIGNMENT AND SUBLETTING BY TENANT

A. Except as hereinafter provided, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises ("Sublease") or any portion thereof without Landlord's prior written consent in each instance subject to the terms and conditions contained in this Section XVI.

B. If Tenant desires at any time to enter into an Assignment or a Sublease of the Premises or any portion thereof, Tenant shall provide the following to
Landlord:

         1.      The name of the proposed assignee, sub-tenant or occupant;

         2. The nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises;

         3. The terms and provisions of the proposed Assignment or Sublease; and

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
         4. The last two (2) years of audited (if available) financial statements and the most recent year-to-date unaudited balance sheet and income statement of the proposed assignee, subtenant or occupant.

C. Except with respect to an Assignment in Sublease pursuant to Subsection XVI.F. below, At any time within ten (10) business days after Landlord's receipt of the information specified in Subsection XVI. B., above, Landlord may by written notice to Tenant elect either to (a) consent to the proposed Assignment or Sublease, or (b) refuse to consent to the proposed Assignment or Sublease and provide a specific reason therefor. Landlord and Tenant agree (by way of example and without limitation) that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist:

                 1. The proposed transferee's use of the Premises conflicts with the Permitted Use under this Lease;

                 2. With respect to an Assignment, the proposed assignee, in Landlord's reasonable business judgment, lacks sufficient business reputation, or experience to perform its obligations under this Lease;

                 3.       An uncured Event of Default by Tenant is continuing;
                 or

                 4. The proposed transferee's financial condition with respect to any Assignment is less favorable than Tenant's financial condition as of the date of this Lease.

D. If Landlord consents to the Sublease or Assignment within said ten (10) business day period, Tenant may enter into such Assignment or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Subsection XVI. B. above. Under a Sublease by Tenant to a non-Afflliated entity, all rents received by Tenant after payment of Tenant's reasonable out-of-pocket costs with respect to such Sublease shall be payable to Landlord as additional rent within ten (10) days after receipt.

E. While Tenant remains liable to Landlord for performance of all of its terms and conditions under this Lease as to any Sublease, a consent by Landlord to an Assignment by Tenant, or an Assignment to a Permitted Assignee, shall release Tenant of any obligation to be performed by Tenant under this Lease which accrues after the date of such Assignment. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Section XVI. shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent or payment of any other monetary obligation by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease.

F. If no Event of Default is then outstanding and so long as the proposed assignees financial condition is not less favorable than Tenant's condition as of the date of the Lease, Tenant may, without the prior written consent of Landlord, sublet the Premises or any part thereof to an Affiliate (hereinafter defined), or assign this Lease to an Affiliate or permit occupancy of any portion of the Premises by an Affiliate. The term "Affiliate" shall mean (i) any entity which, directly or indirectly, Controls (hereinafter defined) or is Controlled by, or is under common Control with Tenant, (ii) any entity not less than ten percent (10%) of whose outstanding voting stock or controlling beneficial interest shall, at the time be owned directly or indirectly by Tenant, or (iii) the surviving entity after a merger of Tenant into it. For purposes of this Section XVI(F), "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity whether through the ownership of voting securities, beneficial interests, or by contract or otherwise. The entity to which a transfer and assignment is made in accordance with this Subsection shall be deemed to be a "Permitted Assignee". Tenant shall not have the right to sublease or assign to an Affiliate Company if such Affiliates use of the Premises shall violate the Permitted Use as allowed in this Lease.

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
G. Each assignee, other than Landlord, shall assume, as provided in this Subsection XVI. G., all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Rental and all other monetary obligations hereunder, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee shall be liable to Landlord for rent only in the amount set forth in the Assignment. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption by the assignee reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Subsection XVI. G., but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

H. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

I. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                SECTION XVII. TRANSFER OF LANDLORD'S INTEREST

In the event Landlord shall sell or otherwise convey its title to the Building to a party which assumes and agrees to perform the respective duties and obligations of Landlord under this Lease, after the effective date of such sale or conveyance, Landlord shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of sale or conveyance, and Tenant shall seek performance solely from Landlord's purchaser or successor in title. In connection with such sale or transfer, Landlord shall notify Tenant of any such assignment of its interest under this Lease. Tenant shall be under no obligation to pay rent or other sums to be paid by Tenant under this Lease to any successor Landlord until Tenant receives written notice setting forth the name of the successor Landlord and the address at which such payments shall be made. Nothing contained herein shall be deemed to relieve Tenant from its liability to pay such rent and other sums to the selling or transferring Landlord prior to the receipt of such notice.

                    SECTION XVIII. DAMAGE AND DESTRUCTION

A. CASUALTY DAMAGE In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty, Landlord shall notify Tenant thereof within thirty (30) days after the date of the casualty of the anticipated period of repair and restoration.

         1.      If the period of repair and restoration is less than sixty
         (60) days after the date of the casualty regardless of whether it affects Tenant's ability to reasonably conduct business within the Premises, Landlord shall promptly rebuild, repair and restore the damaged portion thereof to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area.

         2. If the period of repair and restoration is equal to or more than sixty (60) days, but Tenant's ability to reasonably conduct business within the Premises is not affected because of the casualty or because of the repair or restoration, Landlord shall proceed with the repair and restoration of the damaged area and this Lease shall continue in full force and effect unless the Landlord's mortgagee does not make the insurance proceeds from such casualty available for such purpose in which case this lease shall terminate.

         3. If the period of repair and restoration is equal to or more than sixty (60) days, and Tenant's ability to reasonably conduct business within the Premises is adversely affected because of the casualty or because of the repair or restoration, Tenant can terminate this Lease as of the date of the casualty by providing written notice of such termination within ten (10) days after being notified by Landlord of the duration of the repair and restoration work. If Tenant fails to terminate this Lease in accordance with this provision, Landlord shall proceed with the repair and restoration of the damaged area and this Lease shall continue in full force and effect unless Landlord's mortgagee does not make the insurance proceeds from such casualty available for such purposes in which case this Lease shall terminate.

         4. If Landlord falls to provide Tenant with notification of the duration of the repair and restoration, then the period of repair and restoration shall be deemed to be longer than sixty (60) days and actions shall be taken accordingly. Notwithstanding any of the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant's personal property, furnishings, fixtures, equipment or other such property or effects of Tenant.

B. ABATEMENT OF RENT There shall be an abatement of rent by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that the floor area of the Premises cannot be reasonably used by Tenant for conduct of its business, in which event all rent payments shall abate proportionately, commencing as of the date of the damage to or destruction of the Premises or Building. Tenant's right to terminate this Lease in the event of any damage or destruction to the Premises or Building, is governed by the terms of this Section XVIII., and therefore Tenant hereby expressly waives the provisions of any and all laws, whether now or hereafter in force, and whether created by ordinance, statute, judicial decision, administrative rules or regulations, or otherwise, that would cause this Lease to be terminated, or give Tenant a right to terminate this Lease, upon any damage to or destruction of the Premises or Building that occurs.

                          SECTION XIX. CONDEMNATION

A. TOTAL OR PARTIAL TAKING If (a) all or substantially all of the Premises, is condemned or taken in any manner for public or quasi-public use, including but not limited to, a conveyance or assignment in lieu of the condemnation or taking, or (b) if less than all or substantially all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to, a conveyance or assignment in lieu of the condemnation or taking, but the remainder of the Premises is not sufficient for Tenant to properly and efficiently conduct its business, then this Lease shall automatically terminate as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises is so condemned or taken and the remainder is such that Tenant can properly and efficiently conduct its business, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date on which actual physical possession is taken by the condemnor or dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which such physical possession is taken or dispossession will occur.

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
B. AWARD Landlord and Tenant shall each be entitled to seek their respective awards from the condemning authority, but no request for awards shall cover the same interest. For purposes hereof, Tenant may seek an award made for the loss of the value of the leasehold estate created by this Lease and on account of damages to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to Tenant's business.

C. ABATEMENT IN RENT In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to this Section XIX., the rent and all other charges shall abate in proportion to the portion of the Premises taken by such condemnation or other taking. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Section XIX., all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor. Landlord shall be entitled to retain all of the Security Deposit until such time as this Lease is terminated as to all of the Premises.

D. TEMPORARY TAKING If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time [less than thirty (30) days], this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease; provided, however, the rent and all other charges payable by Tenant to Landlord hereunder shall abate during such limited period in proportion to the portion of the Premises that is rendered untenable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking.

                             SECTION XX. DEFAULT

A. TENANT'S DEFAULT The failure by Tenant to perform any one or more of the following obligations shall constitute a default hereunder by Tenant and its failure to be cured within the applicable curative period shall constitute an Event of Default hereunder by Tenant:

                 1. If Tenant fails to pay any rent or other charges required to be paid by Tenant under this Lease and such failure continues for ten (I0) days after written notice that such payment is late; provided, however, no further written notice shall be required for the remainder of the respective calendar year and an Event of Default shall occur if Landlord has provided Tenant with three (3) such default notices during such calendar year and thereafter Tenant has not paid rent or other charges ten (I0) days after the due date;

                 2. If there is an involuntarily transfer of Tenant's interest in this Lease in violation of this Lease which is not corrected within sixty (60) days after the date of the transfer, or if there is a voluntary transfer (attempted or actual) of Tenant's interest in this Lease in violation of this Lease, without Landlord's prior written consent;

                 3. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the Federal Bankruptcy Laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of the Premises or any of Tenant's personal property located at the Premises and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty
                 (60) days;

                 4. If in any proceeding or action in which Tenant is a party, a trustee, a receiver, agent or custodian is appointed to take charge of the Premises or any of Tenant's personal property located at the Premises (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's personal property and Tenant has not within thirty (30) days after the appointment, obtained an order either enjoining the actions of such person or terminating such person's rights to act;

         5. If Tenant falls to discharge any lien placed upon the Premises, the Building or the Project, as described in Section XIII. above, within thirty (30) days after the imposition of such lien; and

         6. If Tenant falls to promptly and fully perform any other covenant, condition or agreement contained in this Lease (other than subparagraphs (1) through (5) above) and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, if such failure cannot be cured within such thirty (30) day period and Tenant has commenced and diligently pursued such cure with the thirty (30) period, such cure period shall be extended for a reasonable period of time so long as Tenant is diligently pursuing such cure.

B. REMEDIES Upon the occurrence of a default by Tenant that is not cured by Tenant within any applicable grace period specified above, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity, which shall be cumulative and non-exclusive:

         1. The right to declare this Lease and the term of this Lease terminated; re-enter the Premises and the improvements located thereon, with or without process of law; to eject all parties in possession thereof therefrom; repossess and enjoy the Premises together with all said improvements; and to recover from Tenant all of the following:

                 a. The worth at the time of award of the unpaid rent which had been earned at the time of termination;

                 b. The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

                 c. Any other actual amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, including, but not limited to, any reasonable attorneys' fees, broker's commissions or finder's fees (not only in connection with the reletting of the Premises, but also that portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to that portion of the Lease Term which is unexpired as of the date on which this Lease is terminated); removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required (under this Lease) to remove but does not remove; and any other costs and expenses, incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

         2. The right to continue this Lease in effect and to enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent and any other additional monetary charges as they become due, for as long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

         3. The right to re-enter the Premises with or without process of law; to eject all parties in possession thereof therefrom; and without terminating this Lease, at any time and from time to time, but without obligation to do so, to relet the Premises and the improvements located therein or any part or parts of any thereof for the account of

         Tenant, or otherwise, and to receive and collect the rents therefor, and apply the same (i) first to the payment of such costs and expenses as Landlord may have paid, assumed or incurred: (a) in recovering possession of the Premises and said improvements, including reasonable attorneys' fees, and costs; (b) reasonable expenses for placing the Premises and said improvements in good order and condition, for decorating and preparing the Premises for reletting; (c) all other reasonable costs and expenses, including leasing and subleasing commissions, and charges paid, assumed or incurred by Landlord in or upon reletting the Premises and said improvements, or in fulfillment of the covenants of Tenant under this Lease; and (ii) then to the payment of Monthly Rental, Tenant's Proportionate Share of Common Operating Costs, and other monetary obligations due and unpaid hereunder. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. Landlord may execute any lease or sublease made pursuant to the terms of this subparagraph either in its own name or in the name of Tenant as its agent, as Landlord may see fit, but no such lease or sublease shall increase Tenant's liability hereunder. The tenant(s) or subtenant(s) thereunder shall be under no obligation whatsoever with regard to the application by Landlord of any rent collected by Landlord from such tenant or subtenant to any and all sums due and owing or which may become due and owing under the provisions of this Lease, nor shall Tenant have any right or authority whatever to collect any rent whatever from such tenant(s) or subtenant(s). If Tenant has been credited with any rent received by such reletting and such rent shall not be promptly paid to Landlord by the tenant(s) or subtenant(s), or if such rentals received from reletting during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subsection, Landlord is hereby irrevocably appointed as agent for Tenant. No taking possession of the Premises by Landlord shall be construed as Landlord's acceptance of a surrender of the Premises by Tenant or an election of Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

         4. The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to this Subsection XX. D.

            SECTION XXI. LATE PAYMENTS/INTEREST AND LATE CHARGES

A. INTEREST Any amount due from Tenant to Landlord which is not paid when due shall bear interest at twelve percent (12%) per annum from the date such payment is due until paid, except that amounts spent by Landlord on behalf of Tenant shall bear interest at such rate from the date of disbursement by Landlord which Tenant agrees is to compensate Landlord for Tenant's use of Landlord's money after it is due.

B. LATE CHARGES Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant to Landlord of rent or any other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such other costs include, but are not limited to, processing, administrative and accounting costs. Accordingly, after the second late installment of rent in any calendar year, if any further installment of rent or any additional rent or other sum due from Tenant during such year shall not be paid by Tenant when such amount shall be due (without regard to the grace period granted in Section XX.A. (2) above), Tenant shall pay to Landlord, as additional rent hereunder, a late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that (i) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing such delinquent payment by Tenant, (ii) such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, and (iii) the payment of the late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

C. NO WAIVER Neither assessment nor acceptance of interest or late charges by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease. Nothing contained in this Section shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder, and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due.

                         SECTION XXII. LIEN FOR RENT

Landlord hereby waives and relinquishes all rights to claim a lien on any of Tenant's property, equipment, furnishing, fixtures, machinery and any other non-exempt article--this specifically includes a waiver of any statutory lien rights in such items.

                         SECTION XXIII. HOLDING OVER

Any holding over by Tenant in the possession of the Premises, or any portion thereof, after the expiration of the Term, with the consent of Landlord, shall be construed to be a tenancy from month to month at one hundred thirty-eight percent (138%) of the Monthly Rental herein specified for the last month in the Term (prorated on a monthly basis) unless Landlord shall specify a lesser amount for rent in its sole discretion, together with an amount estimated by Landlord for the Tenant's Proportionate Share of the monthly Common Operating Costs payable under this Lease, and shall otherwise be on the terms and conditions herein specified as far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to pursue all remedies provided in Section XX.

                        SECTION XXIV. ATTORNEYS' FEES

In the event of litigation concerning the interpretation or enforcement of this Lease, the prevailing party shall be entitled to recover from the losing party its reasonable attorney's fees, court costs, and expenses, whether at the trial or appellate level.

                         SECTION XXV. SUBORDINATION

A. PRIORITY This Lease is first and prior to any mortgage, deed of trust or other lien against all or part of the Building except for the existing lien in favor of Bank of America (the "Existing Lien"). Notwithstanding the foregoing, however, Tenant shall agree to subordinate its rights under this Lease to any future first lien on the Building and to execute a recordable instrument evidencing such subordination in substantially the form attached hereto as Exhibit "G".

B. PRIORITY WITH EXISTING LIEN Landlord covenants and agrees that it shall use its best efforts to obtain from the holder of the Existing Lien a subordination, attornment and non-disturbance agreement meeting the criteria set forth in Subsection XXV.A. within five (5) days from the date of this Lease. If Landlord is unable to obtain such agreement, or the holder is unwilling to provide such agreement, or if the agreement obtained is not reasonably acceptable to Tenant, Tenant may, by providing notice to Landlord, terminate this Lease and Landlord shall reimburse Tenant for all out-of-pocket expenses incurred by Tenant in negotiating this Lease and preparing for the build-out of the Premises.

                     SECTION XXVI. ESTOPPEL CERTIFICATE

Tenant, at any time and from time to time upon not less than ten (10) days prior written notice from Landlord, agrees to execute and deliver to Landlord a statement (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed evidencing the status of this Lease; and (c) containing such other reasonable information as Landlord requests and to which Tenant consents. Tenant's failure to deliver an estoppel certificate within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) to Tenant's knowledge there are no uncured defaults in Landlord's performance, and (iii) no rent has been paid in advance except as set forth in this Lease. In the event that Landlord requests more than two (2) certificates in any twelve (12) month period, Landlord shall reimburse Tenant for all out-of-pocket costs incurred by Tenant in reviewing the certificate and obtaining the required information.

                           SECTION XXVII. PARKING

Landlord agrees to maintain or cause to be maintained an automobile parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the Term of this Lease for the benefit and use of the customers, service suppliers, other invitees and employees of Tenant. Whenever the words "automobile" or "parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, loading docks, truck areas, service drives, entrances and exits and sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designed for parking. Landlord shall keep said automobile parking area in a neat, clean and orderly condition, lighted and landscaped, and shall repair any damage to the facilities thereof, the cost of which shall be included in Common Operating Costs as defined in Section V., above. Nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of said automobile parking area. Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord's sole discretion, for the proper and efficient operation and maintenance of said automobile parking area, and in connection therewith, Landlord may charge users (but not Tenant, or its employees, agents, contractors or invitees) for the ability to park on the surface parking area without Tenant's specific, prior written consent. Such rules and regulations may include, without limitation, (i) restrictions in the hours during which the automobile parking area shall be open for use, and (ii) the establishment of charges for parking therein on a reserved basis, by tenants of the Building and Project as well as by their employees, customers and service suppliers (other than with respect to Tenant and Tenant's employees or the employees of an entity related to a Permitted Transfer). Landlord shall at all times during the Term hereof have the sole and exclusive control of the automobile parking area, and may at any time during the Term hereof exclude and restrain any person from use or occupancy thereof; excepting, however, Tenant and employees, customers, service suppliers and other invitees of Tenant and of other tenants in the Building and Project who make use of said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto. Subject to the allocation of reserved parking for the benefit of Tenant, the rights of Tenant and its employees, customers, service suppliers and invitees referred to in this Section XXVII. shall at all times be subject to (i) the rights of Landlord and other tenants in the Building and Project to use the same in common with Tenant and its employees, customers, service suppliers and invitees, and (ii) the availability of parking spaces in said automobile parking area. Notwithstanding Landlord's exclusive control and obligations to provide a parking area, Landlord is not responsible or liable for any damage to any automobiles or persons in the parking area. In addition to and notwithstanding the foregoing, Landlord shall provide Tenant, without additional cost and except as provided below, not less than one (1) parking space per 200 square feet of Rentable Area contained in the Premises on a non-exclusive basis with other tenants and their employees and invitees within the Chisholm Place Complex (i.e., the Building, the 400 Chisholm Place Building, the Sony Theatre tract, the Advantage Auto Leasing Tract, and the parking lot tract located to the northeast of the Building) and Landlord shall provide on the land on which the Building is located not less than the number of parking spaces required by applicable code for the Building. Out of the parking spaces provided in the preceding sentence, Landlord shall provide for Tenant's exclusive use, without additional cost, fifteen (15) marked reserved parking spaces in the location identified on the site plan attached to this Lease, or such other area which is approved by Tenant.

                   SECTION XXVIII. SIGNS/NAME OF BUILDING

Except for directory signage near the entrance to the Building which shall be supplied by Landlord at Landlord's sole cost and expense (such signage naming all officers of Tenant and key areas of Tenant's operation, all as approved by Tenant), Tenant shall not have the right to place, construct, or maintain on or about the Premises, Building or Project, or in any interior portions of the Premises that may be visible from the exterior of the Building or Common Areas, any signs, names, insignia, trademark, advertising placard, descriptive material or any other similar item ("Other Signs") without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Notwithstanding the foregoing:

         1. Tenant shall be entitled to erect and maintain at Tenant's sole cost and expense, signage attached to the exterior of the Building ("Exterior Sign"), provided the location, design, color, lighting, materials and all aspects of the Exterior Sign shall be subject to (i) the prior written consent of Landlord, which shall not be unreasonably withheld, (ii) compliance with all applicable codes, laws and ordinances, (iii) the maintenance of the Exterior Sign at all times at the sole expense of Tenant in a working, first-class condition, and (iv) removal of the Exterior Sign and the repair of any damage caused by the installation of such removal by Tenant within fifteen (15) days after the Expiration Date, reasonable wear and tear and loss by casualty excepted; and

         2. So long as an uncured Event of Default has not occurred and is continuing, Tenant shall be entitled to utilize signage on any monument sign ("Monument Sign") which is hereafter erected by Landlord for the advertising of the Chisholm Place Complex and not dedicated to one, larger tenant, provided all aspects of the Tenant's signage thereon shall be subject to its compatibility with the other signage thereon and the portion of the sign identifying Tenant is at Tenant's expense.

In the event Landlord consents to Tenant placing an Other Sign on or about the Premises, Building or Project, any such Other Sign shall be subject to Landlord's approval of the color, size, style and location of such Other Sign, and shall conform to any current or future sign criteria established by Landlord for the Building or Project. If Landlord enacts a sign criteria or revises an existing sign criteria after Tenant has erected an Other Sign to which Landlord has granted its consent, Tenant agrees, at Landlord's expense, subject to Landlord's prior approval of the cost thereof, to make the necessary changes to its Other Sign in order to conform the Other Sign to Landlord's sign criteria, as enacted or revised, provided that such changes shall be limited to the color, size, style and location of Tenant's Other Sign, that Tenant shall not be required to change the content of its Other Sign and that if the Other Sign is a corporate logo or other type of identifier, any change shall be only upon Tenant's prior consent. Landlord reserves the right at any time it deems necessary or appropriate to (a) place Signs at any location on the Building and Project as it deems necessary and (b) change the name, address or designation of the Building and Project, but the direct and indirect cost thereof to Tenant shall be reimbursed by Landlord within ten (10) days after demand.

                        SECTION XXIX. QUIET ENJOYMENT

Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

for Notice or to Landlord at Landlord's Address for Notice, as set forth in Sections I.O. and N., respectively, above and shall be personally served or given by pre-paid Certified U.S. Mail or "overnight" delivery service, in which event it shall be deemed to have been given when delivered as evidenced by a certified return receipt. If more than one Tenant is named under this Lease, service of any notice upon any one of said Tenants shall be deemed as service
upon all of such Tenants.    The parties hereto and their respective heirs,
successors, legal representatives, and assigns may from time to time change their respective addresses by giving at least fifteen (15) days' written notice to the other party, delivered in compliance with this Section XXXI.

          SECTION XXXII. NOTICE AND CURE TO LANDLORD AND MORTGAGEE

On any act or omission by Landlord which might give, or which Tenant claims or intends to claim gives Tenant the right to damages from Landlord or the right to set-off rents or the right to terminate this Lease, Tenant shall not sue for damages, off-set or attempt to terminate unless it has given written notice of the act or omission to Landlord and to the holder(s) (if Landlord has provided written notice of their address for notice) of the indebtedness or other obligations secured by any first lien mortgage or deed of trust affecting the Premises, and the time for remedying the act or omission has elapsed (or such longer period of time if there has been diligent effort with respect to the cure thereof and if it is unable to reasonably be cured within such period) following the giving of the notice, during which time Landlord and the lienholder(s), or either of them, their agents or employees, may enter upon the Premises and do therein whatever is necessary to remedy the act or omission, but taking care not to unreasonably disrupt the normal operation of Tenant's business. During the period after the giving of notice and during the remedying of the act or omission, the rentals payable by Tenant shall not be abated and apportioned except to the extent that the Premises are untenantable.

       SECTION XXXIII. LIMITATION ON LANDLORD'S LIABILITY, RELEASE OF DIRECTORS, OFFICERS AND PARTNERS OF LANDLORD

Tenant agrees that in the event Tenant shall have any claim against Landlord under this Lease arising out of the subject matter of this Lease, except for matters covered by Landlord's insurance, Tenant's sole recourse shall be against the Landlord's interest in the Project or the net proceeds of any sale of the Project, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord based upon any default hereunder, and no other property or assets of Landlord, its successors or assigns, shall be subject to the levy, execution, or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. Unless caused by Landlord's negligence or misconduct or its default under this Lease, Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Project, the Building or the Premises, or a failure to make any such repairs.

                           SECTION XXXIV. GENERAL

A. PARAGRAPH HEADINGS The paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

B. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS This Lease contains all agreements of Landlord and Tenant with respect to any matter mentioned, or dealt with, herein. No prior agreement or understanding pertaining to any such matter shall be binding upon Landlord. Any amendments to or modifications of this Lease shall be in writing, signed by the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON, ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO THE BUILDING, PREMISES OR OTHERWISE, EXPRESSED OR IMPLIED EXCEPT AS STATED IN THIS LEASE. IN

                           SECTION XXXIV. GENERAL

A. PARAGRAPH HEADINGS The paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

B. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS This Lease contains all agreements of Landlord and Tenant with respect to any matter mentioned, or dealt with, herein. No prior agreement or understanding pertaining to any such matter shall be binding upon Landlord. Any amendments to or modifications of this Lease shall be in writing, signed by the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON, ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO THE BUILDING, PREMISES OR OTHERWISE, EXPRESSED OR IMPLIED EXCEPT AS STATED IN THIS LEASE. IN PARTICULAR, LANDLORD HAS NOT AUTHORIZED ANY AGENT OR BROKER TO MAKE A REPRESENTATION OR WARRANTY INCONSISTENT WITH THE TERMS OF THIS LEASE AND TENANT MAY NOT RELY ON ANY SUCH INCONSISTENT REPRESENTATION OR WARRANTY.

C. WAIVER Any waiver by any party of any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or of any other term, covenant, or condition contained in this Lease. Landlord's or Tenant's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of the other party's consent to, or approval of, any subsequent act by Landlord or Tenant. The acceptance of rent or other sums payable hereunder by Landlord, and the acceptance of any reimbursements by Tenant, shall not be a waiver of any preceding breach of any provision hereof by the other party, other than failure of Tenant to pay the particular rent or other sum so accepted, regardless of the accepting party's knowledge of such preceding breach at the time of acceptance of such rent, or sum equivalent to rent.

D. TIME OF ESSENCE Time is of the essence in the performance of each provision of this Lease.

E. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

F. SEVERABILITY If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

G. SURRENDER OF LEASE NOT MERGER Neither the voluntary or other surrender of the Lease by Tenant nor the mutual cancellation thereof shall cause a merger of the titles of Landlord and Tenant, but such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any such subleases.

H. CORPORATE AUTHORITY If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants (1) that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant in accordance with the By-laws of Tenant and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease.

I. GOVERNING LAW This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the local laws of the State in which the Project is located.

J. FORCE MAJEURE If the performance by Landlord or Tenant of any provision of this Lease (other than the payment of monetary obligations hereunder by Tenant) is delayed or prevented by any act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, and any other cause not within the control of Landlord or Tenant, respectively, then the period for the performance of the provision shall be automatically extended for the same time as the period of delay or hindrance--but the party seeking to use this provision shall provide written notice thereof to the other party during the period of such delay or hindrance.

K. USE OF LANGUAGE Words of gender used in this Lease include any other gender, and words in the singular include the plural, unless the context otherwise requires.

L. SUCCESSORS The terms, conditions and covenants contained in the Lease inure to the benefit of and are binding on, the parties hereto and their respective successors in interest, assigns and legal representatives, except as otherwise herein expressly provided. All rights, privileges, immunities and duties of Landlord under this Lease, including without limitation, notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

M. NO REDUCTION OF RENTAL If Landlord is required by governmental authority to reduce energy consumption or impose a parking or similar charge with respect to the Premises, Building or Project, to restrict the hours of operation of, limit access to, or reduce parking spaces available at the Building, or take other limiting actions, then Tenant is not entitled to abatement or reduction of rent or to terminate this Lease unless the Premises is not reasonably usable for the purposes intended.

N. NO PARTNERSHIP Notwithstanding anything in this Lease to the contrary, Landlord is not, and under no circumstances shall it be considered to be, a partner of Tenant, or engaged in a joint venture with Tenant.

O. ADDITIONAL RENT. For purposes hereof, all monetary obligations due from Tenant to Landlord shall be deemed to be additional rent.

P. ROOF ANTENNA. Contemporaneously with the execution of this Lease, Landlord and Tenant shall enter into a revocable license agreement which authorizes Tenant's use of the roof of the Building for the placement of a dish or antenna system for use in Tenant's business. Among other things, the license shall be subject to the following limitations:

                 1. The license terminates upon an uncured Event of Default in this Lease;

                 2. The license terminates upon the termination or expiration of this Lease;

                 3. The dish or antenna system cannot weigh more than 100 lbs. except with Landlord's prior consent, such consent not to be unreasonably withheld;

                 4. If the color and material of the dish or antenna are not of a standard finish, they must be approved by Landlord, such consent not to be unreasonably withheld;

                 5. All roof penetrations must be approved in advance by Landlord, such approval not to be unreasonably withheld; and

                 6. Upon termination of the license, Tenant shall remove all improvements associated with the dish or antenna and repair any damage to the roof caused thereby.

Q. RECAPTURE. In the event Tenant vacates and does not occupy the Premises for more than sixty (60) consecutive days and such vacation and non-occupancy is not due to casualty, condemnation, repair, remodeling, service interruption or other cause beyond Tenant's control, then Landlord shall have the right to notify Tenant of its intent to terminate this Lease and if Tenant, within fifteen (15) business days after receipt of such notice, falls to re-occupy the Premises, or any substantial part thereof, Landlord can terminate this Lease upon notice thereof to Tenant and Tenant shall be released from all obligations under this Lease accruing after the date of such termination.

           SECTION XXXV. LANDLORD'S REPRESENTATIONS AND COVENANTS

A. REPRESENTATIONS AND WARRANTIES To induce Tenant to enter into this Lease, Landlord hereby represents and warrants that:

         1. Landlord has entered into a construction contract (the "Construction Contract") for the full and complete rebuilding of the Building shelf according to applicable codes as well as to all requirements of the Americans With Disabilities Act and the Texas Architectural Barriers Act.

         2. To the best of Landlord's knowledge (a) no party is in default under the Construction Contract beyond any curative periods, (b) the reconstruction of the Building is both on-time and within budget, (c) the shell of the Building is currently scheduled to be completed by not later than June 15, 1996.

         3. The parking common to all portions of the Chisholm Place complex is adequate to provide the office buildings with a 1:200 parking ratio (exclusive of the needs of the Sony Theatre).

         4.      To Landlord's knowledge:

                 a. The Building or other improvements within the Chisholm Place complex are in compliance with all laws, rules and regulations dealing with Hazardous Materials;

                 b. The Building contains no Hazardous Materials in quantities violating applicable laws, rules or regulations;

                 c. There are no underground storage tanks within the land on which the Building is situated;

                 d. No portion of the Building lies within a 100-year flood plain or flood prone area.

B. COVENANTS During the Term of this Lease, Landlord covenants and agrees that it shall not lease any portion of the Building to a user, nor shall it allow a sublease or assignment of any portion of the Building to a user whose use of its Premises or any part of the Building or the Common Area, shall create, whether directly or indirectly, a nuisance in, on or about the Building or the Premises.

                           SECTION XXXV. EXECUTION

This Lease may be executed in several duplicate counterparts, each of which shall be deemed an original of this Lease for all purposes.


                             "LANDLORD"
                             MERIT OFFICE PORTFOLIO LIMITED PARTNERSHIP

                             By:   Merit Texas Properties, Inc., General Partner



                             By:    /s/ DENNIS McDANIEL
                                ------------------------------------------------
                             Name:  Dennis McDaniel
                                  ----------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             "TENANT"
                             HEARTLAND WIRELESS COMMUNICATIONS, INC.



                             By:    /s/ JOHN R. BAILEY
                                ------------------------------------------------
                             Name:  John R. Bailey
                                  ----------------------------------------------
                             Title: CFO
                                   ---------------------------------------------

                                  EXHIBIT A

BEING a tract of land situated in the J.M. Salmons Survey, and the Joseph Klepper Survey, Abstracts 814 and 213 respectively, and also being all of Lot 2, Block A, Chisholm Place Addition No. 1, an addition to the City of Plano, Texas, recorded at Cabinet I, Page 510, Map Records, Collin County, Texas (MRCCT), and being more particularly described as follows:

BEGINNING at a 1 inch iron rod found in the circular curve in the South line of Chisholm Place (an 80 foot ROW), and being the northeast corner of said Lot 2 and the northwest corner of Lot 1, Block A of the aforementioned addition;

THENCE departing said south line, and jointly with the easterly line of said Lot 2 and the common line of said Lot 1, the following bearings and distances;

         South 09 degrees 28 minutes 04 seconds West, 40 feet, an "x" found for corner; North 80 degrees 32 minutes 22 seconds West, 9.99 feet, an "x" found for corner; South 09 degrees 27 minutes 37 seconds West, 166.98 feet, an "x" found for corner, same being the northwest corner of Lot 1, Block A, of The Woodard Addition, an addition to the City of Plano, recorded at Cabinet I, Page 13, MRCCT;

THENCE South 00 degrees 00 minutes 00 seconds East, with the common line of said Lot 1, a distance of 155.74 feet to a 1 inch iron rod found for corner, and being the northwest corner of Lot 2, Block A, of said Woodard Addition;

THENCE South 49 degrees 33 minutes 56 seconds West, with the common line of said Lot 2, Woodard Addition, a distance of 304.83 feet to a 1/2 inch iron rod found for corner;

THENCE South 69 degrees 29 minutes 50 seconds West, passing an iron rod at
32.79 feet for the most westerly northwest corner of said Lot 2 and also being the northeast corner of an un-platted tract of land belonging to Elva Gant, Trustee, in all, a distance of 46.32 feet to a 1/2 inch iron rod found for corner;

THENCE North 00 degrees 00 minutes 00 seconds East, with the common line of Lot 5, Block A of the aforementioned Chisholm Place Addition No. 1, passing at
114.09 feet, a 1 inch iron rod for the northeast corner of said Lot 5, and also being the southeast corner of Lot 3 of said addition, in all, a distance of
253.65 feet to a 1 inch iron rod found for the northeast corner of said Lot 3;

THENCE South 89 degrees 59 minutes 59 seconds West, with the common line of said Lot 3, a distance of 66.20 feet to a 1 inch iron rod found for corner;

THENCE North 00 degrees 00 minutes 00 seconds West, continuing with said common line, passing at 121.04 feet, an "x" for the northeast corner of said Lot 3 and the southeast corner of Lot 4, Block A of said addition, in all a distance of
258.23 feet to a 1/2 inch iron rod found for corner in the southwest corner of Lot 6, Block A of said addition;

THENCE South 89 degrees 59 minutes 59 seconds East, with the common line of said Lot 6, a distance of 219.31 feet to an "x" found for corner;

THENCE North 09 degrees 27 minutes 38 seconds East, continuing with said common line of said Lot 6, a distance of 102.59 feet to a 1 inch iron rod found for corner in a circular curve to the left and the south line of Chisholm Place (an 80 foot ROW), said

                                 EXHIBIT "B"
                           LAYOUT OF THE PREMISES

TO BE ATTACHED UPON FINALIZATION AND APPROVAL OF THE SPACE PLANS FOR THE
PREMISES.

                                 EXHIBIT "C"
                          CONSTRUCTION WORK LETTER

This Exhibit "C" is attached to the annexed and foregoing Office Lease (the "Lease") by and between the Landlord and the Tenant named below pursuant to
Section III. B. of the Lease.

                                  ARTICLE I
                                   PARTIES

Section 1.1 Landlord. Merit Office Portfolio Limited Partnership

Section 1.2 Tenant. Heartland Wireless Communications, Inc.

Section 1.3 Review. As of the date hereof and subject to the change at any time and from time to time without notice, Landlord's review will be performed by the following: Landlord or Merit Texas Properties, Inc. (hereinafter referred to as "Landlord's Representative").

                                 ARTICLE II
                               LANDLORD'S WORK

Section 2.1 Landlord's Work. Landlord shall construct and provide the Finished Ceiling, and all improvements and equipment above it, building standard window dressings, and the Premises in accordance with the Approved Construction Documents (defined below). All other work shall be Tenant's Work. Notwithstanding any stated timeframes, neither Landlord nor Tenant shall be in default hereunder if it has used its best efforts to meet or beat said dates, but such limitation is independent of whether or not such a delay is a Landlord or a Tenant Delay.

                                 ARTICLE III
            TENANT'S PLANS AND SPECIFICATIONS: COMPLETION OF WORK

Section 3.1 Tenant's Space Plans. On or before 6:00 p.m. Wednesday, April 10, 1996, Landlord shall submit to Tenant, for Tenant's approval, a complete space plan design for the layout, improvements and finish of the Premises (the "Space Plans") prepared by Landlord's architect (the "Architect"). By no later than 5:00 p.m. on Friday, April 12, 1996, Tenant shall deliver a written notice to
Landlord: (a) approving the Space Plans; or (b) specifying a list of changes reasonably required by Tenant. To the extent that Landlord agrees with such changes, Landlord shall cause the Architect to incorporate the required changes within 3 days after delivery of Tenant's notice; to the extent Landlord disagrees with such changes, Tenant, Landlord and Architect shall meet within 2 business days after Tenant's notice and, in good faith, attempt to resolve all areas of conflict. The approval process shall continue until the Space Plans are approved by both parties (the "Approved Space Plans"), with all sides using their best efforts to have such Approved Space Plans finished by Wednesday, April 17, 1996.

Section 3.2 Construction Documents. Based upon the Approved Space Plans, Landlord shall submit to Tenant no later than 14 days after Approved Space Plans are prepared, complete and accurate plans and specifications (the "Construction Documents") prepared by the Architect and describing and showing the leasehold improvements (including MEP, HVAC systems, reflected ceiling plans including light fixtures and sprinkler heads, electrical outlets, telephone outlets, doors, wall finishes, and floor coverings) in sufficient detail to permit their actual construction. If the Architect provides preliminary documents to Landlord from time to time, Landlord shall cooperate in reviewing such documents and providing Tenant and Architect with any comments thereto. The Architect shall deliver a complete set of Construction Documents to Tenant, Landlord and the general contractor that will build-out the Premises. Within 3 business days after receipt of the Construction Documents from the Architect, Landlord, Tenant and the general contractor shall either (a) approve the Construction Documents by written notice to Landlord, or
(b) deliver to Architect a written
list of any changes reasonably required. To the extent that such changes are approved, the Architect shall incorporate the required changes within 3 business days after delivery of notice of such changes; to the extent there is disagreement with such changes, Tenant, Landlord, Architect and the general contractor shall meet within 2 business days after the notice detailing such changes and, in good faith, attempt to resolve all areas of conflict. The approval process shall continue until the Construction Documents are approved by all parties (the "Approved Construction Documents").

Section 3.3 Price Quote. Within 5 business days after the delivery to the general contractor of the Approved Construction Documents, it shall prepare price quotes for the cost of all work covered by the Approved Construction Documents (the quote shall be itemized and shall distinguish between costs for the Finished Ceiling (hereafter defined) and above, and costs related to work below the Finished Ceiling based upon Substantial completion dates of June 15, 1996, June 22, 1996 and June 29, 1996. A copy of such quotes shall be delivered to Tenant, Landlord and Architect. If Tenant objects to the quotes within 2 business days after its receipt, Landlord, Tenant, Architect and the general contractor shall meet to resolve Tenant's objections. All parties will work in good faith to resolve the Tenant's objections. Once the Tenant's objections are resolved or if the Approved Construction Documents are modified to resolve Tenant's objections, Tenant shall notify Landlord and general contractor of the date by which Substantial Completion must be achieved and in doing so it shall select the appropriate quote; thereafter, general contractor shall proceed with construction of the Premises in accordance with the Approved Construction Documents, as may have been amended, and the respective price quote.

Section 3.4 Changes. After completion of the Approved Construction Documents, Tenant may make changes in the Approved Construction Documents only if Tenant signs a change order requesting the change, and then, only if Landlord approves the change, such approval not to be unreasonably withheld or delayed; any change order shall detail the additional cost or the savings.

Section 3.5 Completion and Acceptance of Premises. Pursuant to the Approved Construction Documents, general contractor shall diligently work toward the completion of the Landlord's Work, as reflected in the Approved Construction Documents, with a goal of substantially completing such work on or before the date of substantial completion as set forth in the selected price quote. During the construction process and prior to the Lease Commencement Date (as defined in the Lease), Tenant may enter the Premises under all the terms and conditions of the Lease (without paying rent or the commencing the Term) for the purpose of performing Tenant's Work and installing Tenant's cable, fixtures and equipment in the Premises, and any such entry shall not discharge Landlord from completing Landlord's Work as expeditiously as reasonably practicable; Landlord, however, shall not be liable or responsible for any loss or damage to Tenant's fixtures, equipment and other property. Landlord shall not be responsible for the repair of any damage to Landlord's Work in the Premises caused by Tenant or any agent or employee of Tenant.

Section 3.6 Completion of Landlord's Work. Landlord agrees that it will use its best efforts to cause Landlord's Work as to the Premises to be completed on or before the selected date of Substantial Completion.

                                 ARTICLE IV
                           CONSTRUCTION ALLOWANCE

Section 4.1 Amount of Allowances. Landlord shall pay for the completion of Landlord's Work; all costs related to "Building Improvement Costs" (as hereinafter defined) shall be the sole responsibility of the Landlord, all work required pursuant to the Approved Construction Documents within the Premises and "below the Finished Ceiling" shall be subject to a construction allowance (the "Allowance"), in an amount equal to $17.00 per square foot of Rentable Area in the Premises. In addition to the Allowance, Landlord shall pay for costs and expenses of the Space Plans, the Approved Space Plans, the Construction Documents, the

Approved Construction Documents, modifications to any such plans or documents, the construction management fee, all actual and expenses of the space planner, Architect, engineers, contractors and the construction manager. Any unused portion of the Allowance shall be distributed in accordance with the provisions of the Lease.

Section 4.2 Building Improvement Costs. The phrase "Building Improvement Costs" as used herein, shall not include:

                 (a)      Any brokerage or finder's fee or similar fee;

                 (b) Any sum which is paid pursuant to a liability incurred prior to the date of the Lease;

                 (c) Any item of moveable trade fixtures, furniture or office equipment, as described in Article IX of the Lease;

                 (d) Any costs above the "Finished Ceiling" which, for purposes hereof means:

                          - installed building standard ceiling grid and tiles

                          - installed and connected building standard light fixtures (1 fixture per 65 usable square feet) and properly located with respect to the planned walls or half-walls

                          - installed and fully balanced primary and secondary HVAC with appropriate ducting

                          - installed primary and secondary electrical distribution including all distribution panels, breaker boxes and meters

                          - installed and operational sprinkler heads (as well as any required relocation of heads)

                          -       installed building standard window
                                  coverings/mini blinds on exterior windows

                          - installed corridor, demising and restroom wall studs in place with drywall up, finished on both sides and insulated for multi-tenant floors

                          -       all columns finished, taped and bedded

                          - surfaces beneath or above exterior windows are "furred" out, drywalled, taped and bedded

                          - fully finished men' and women's restrooms to building standard finish

Section 4.3 Payment of Excess Costs by Tenant. Within thirty (30) days after receipt of an invoice from Landlord, with appropriate back-up, relating to the Landlord's Work "below the Finished Ceiling", to the extent such costs exceed the Allowance, Tenant shall pay to Landlord the amount of such excess.

Section 4.4 Title to Improvements. All improvements constructed by Landlord at the Premises (excepting only removable trade fixtures, furniture and office equipment installed by Tenant) shall, immediately upon such construction, become and remain the property of Landlord, and Tenant shall have no right, title or interest therein, except only as Tenant under the provisions of the Lease. The aforesaid improvements are not intended as any nature of rent or compensation to Landlord.

                                 EXHIBIT "D"
                            RULES AND REGULATIONS
                  ATTACHED TO AND MADE A PART OF THE LEASE

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable modifications and additions hereto but not without the consent of the Tenant if the modification or addition changes any material terms of the Lease. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1. Except with the prior written consent of Landlord, no tenant shall conduct any retail sales in or from the Premises, or any business other than that specifically provided for in the Lease.

2. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to a tenant or its employees. If reasonably necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. The term "personal goods or services vendors" means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by a tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoeshining services.

3. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any tenant or used by it for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord except to install, remove and repair the Tenant's antenna or dish.

4. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees, or visitors, shall have caused it.

5. No sign, advertisement or notice visible from the exterior of the Premises or Building shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given such consent at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.

6. In order to maintain the outward professional appearance of the Building, all window coverings to be installed at the Premises shall be subject to Landlord's prior approval, such approval not to be unreasonably withheld. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant. No awnings shall be permitted on any part of the Premises.

7. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them; or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

8. No safes or other objects larger or heavier than the freight elevators of the Building are limited to carry shall be brought into or installed in the Premises. Landlord shall have the power to prescribe the weight, method of installation and position of such safes or other objects. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.

9. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for such purpose, but Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness.

10. No tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

11. No cooking shall be done or permitted by Tenant on the Premises other than with microwave ovens, nor shall the Building be used for lodging.

12. Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

13. If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or other otherwise shall be made without directions from Landlord.

14. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished such tenant or which such tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

15. No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by those agents, clerks, employees or visitors, the damage shall have been caused.

16. No furniture, bulky packages or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

17. On Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the building watchman, if any, in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 3 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right but shall not be obligated to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18. Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building and Tenant shall exercise care and caution that all water faucets or water apparatus in the restrooms serving the Premises are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

19. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

20. No bicycle, or shopping cart, or other vehicle or any animal (other than a guide animal) shall be brought into the Premises or the halls, corridors, elevators or any part of the Building by Tenant.

21. Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant which in Landlord's opinion tends to impair the reputation of the Building or Project or their desirability for other tenants, and upon written notice from Landlord, Tenant will refrain from or discontinue such publicity.

                                 EXHIBIT "E"

                         CONFIRMATION OF LEASE DATES

In connection with that certain Office Lease dated ___________________________ between Merit Office Portfolio Limited Partnership, as Landlord, and ___________________________, as Tenant concerning the Premises located at
_________________________________, Landlord and Tenant hereby agree as follows:

1. The Lease Commencement Date stated in Section I.G. of the Office Lease is confirmed to be ______________________19__.

2. The Expiration Date stated in Section I.H. is confirmed to be _____________________, 19__ .

3. The Early Termination Date stated in Section III.E. of the Office Lease is confirmed to be __________________________, 19__ and the date by which Tenant must have provided notice of its election to terminate the Office Lease on the Early Termination Date is ________________________, 19___.

4. To Tenant's knowledge, Landlord has satisfactorily complied with all requirements and conditions precedent to the commencement of the Term as specified in the Office Lease.

5. Tenant has or shall commence paying Monthly Rental pursuant to the Office Lease on ______________________, 19___.

Dated effective this ______ day of ______________, 199____.




                              "LANDLORD"

                              MERIT OFFICE PORTFOLIO LIMITED PARTNERSHIP

                              By: Merit Texas Properties, Inc., General Partner



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                              "TENANT"

                                 EXHIBIT "F"



                      [MAP SHOWING LOCATION OF OFFICE]

                                 EXHIBIT  "G"


                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), made this _________ day of _______ 1996 by, between and among Merit Office Portfolio Limited Partnership ("Landlord"), Tenant defined below) and Bank of America Texas, N.A. ("Lender").

WHEREAS, there exists a certain Lease by and between Landlord and Heartland Wireless Communications, Inc. as "Tenant" for a 7 year term which will commence on approximately June 15, 1996, and will terminate on approximately June 30, 2003 unless terminated or extended as provided therein (the "Lease") demising premises which will be commonly referred to as Suite 200 (the "Leased Premises") containing approximately 24,103 rentable square feet of the building commonly referred to as 200 Chisholm Place Office Building, Piano, Texas (the "Project"); and

WHEREAS, Lender has made a loan to Landlord (the "Loan") which Loan is secured by a deed of trust or mortgage on certain real property, including the Leased Premises (the "Mortgage"), an assignment of Landlord's interest in all leases, rents, profits and contracts for such property (the "Assignment of Leases") and other documents executed or to be executed in connection therewith; and

WHEREAS, Tenant has requested that Lender agree not to disturb Tenant's possessory rights in the Leased Premises if Lender should foreclose its Mortgage provided that Tenant is not in default under the Lease and further provided that Tenant attorns to Lender or the purchaser at any foreclosure sale or to any party who takes a deed in lieu of foreclosure; and

WHEREAS, Lender is willing so to agree on the terms and conditions hereafter provided.

NOW THEREFORE, in consideration of the mutual promises herein contained, to induce Lender to make the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Lender covenant and agree as follows:

1. Subject to paragraph 3 below, the Lease and Tenant's leasehold estate created thereby, including all rights under the Lease, shall be and are completely and unconditionally subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, to any renewals, extensions, modifications or replacements thereof, and to any subsequent mortgage with which the Mortgage may be spread and/or consolidated.

2. Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any person or entity who acquires the real property of which the Leased Premises form a part by deed in lieu of foreclosure, and the successors and assigns of such purchaser, as its Landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions set forth in the Lease. This attornment shall be effective and self-operative without the execution of any further documents or instruments.

3. In the event that it should become necessary to foreclose the Mortgage,Lender will not disturb Tenant's possession under the Lease so long as an Event of Default by tenant has not occurred and is continuing under any of the terms, covenants, or conditions of the Lease.

4. In the event that Lender or any other party shall succeed to the interest of Landlord under the Lease, or otherwise becomes entitled to and takes possession of the Leased Premises, Lender, or any subsequent owner, shall not be responsible for any defaults of Landlord occurring prior to the date that Lender becomes the successor landlord and such successor landlord has received notice and right to cure as provided in the Lease; provided Lender or any such successor shall be liable for the obligations of Landlord arising from and after such succession, but Tenant shall retain all rights and remedies, including set-off, under the Lease.

5. Tenant agrees to give Lender, by registered or certified mail, a copy of any notice Of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of Assignment of Rents and Leases or otherwise) of the address of such Lender. This Agreement shall constitute notice to Tenant of Lender's address as set forth below. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, then Lender, if it elects to cure such default, shall have the right to effect such cure within Landlord's cure period provided in the Lease (but in the aggregate, not in excess of the time allotted for Landlord's cure), in which event the Lease shall not be terminated.

6. After notice is given to Tenant by Lender, pursuant to the Assignment of Leases, that the rentals under the Lease should be paid to Lender, Tenant shall pay to Lender, or in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments. Tenant shall not at any time pay any rent more than one month in advance under the Lease.

7. This Agreement shall inure to the benefit of and shall be binding upon Tenant, Landlord and Lender, and their respective heirs, personal representatives, successors and assigns. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the State of Texas.

8. No modification, amendment, waiver or release of any provision of this Agreement or any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

9. Where under this document rights and obligations are created between Tenant and Lender, at or subsequent to foreclosure proceedings, "Lender" shall be deemed to include any purchaser at a foreclosure sale of trustee's sale and any purchaser acquiring title through mortgage foreclosure proceedings.

10. Any controversy or claim arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

11. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage.

IN WITNESS WHEREOF, the parties hereto cause this Agreement to be duly executed the day and year first above written.




                                      Landlord:
                                      Merit Office Portfolio Limited Partnership
                                      a Texas limited partnership
                                      By:  Merit Texas Properties, Inc.
                                           General Partner



Address:                              -----------------------------------------
12700 Preston Road, Suite 230         Dennis R. McDaniel, President
Dallas, Texas 75230

                                      Tenant:
                                      Heartland Wireless Communications, Inc.
Address:

                                      By:
                                         --------------------------------------

                                      Its:
                                          -------------------------------------


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
                                      Lender:


Address:                              Bank of America Texas, N.A.
1925 W. John Carpenter Frwy.
Irving, Texas 75063

                                      By:
                                         --------------------------------------

                                      Its:
                                          -------------------------------------





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